Exhibit 10.3

Technical Services Agreement

Technical Services Agreement

Framework Agreement No.：

Services Agreement No.：

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Technical Services Agreement

Table of Content

1.	Services Scope	4

2.	Responsibilities and Scope of Work	5

3.	Fees	5

4.	Project Milestones	6

5.	Operation and Maintenance Services	6

6.	Others	6

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Technical Services Agreement

Party A：Solomon JFZ (Asia) Holdings Limited

Address：Room 1910-1912A, Tower 3, China Hong Kong City,

33 Canton Road, TST, Kowloon, Hong Kong

Contact Person：

Phone：

Fax:

Party B：Hundsun Ayers Technologies Limited

Address：

Contact Person：

Phone：

Fax:

Given that Party A and Party B have signed the “Technical Services Agreement” (hereinafter referred to as the “Framework Agreement,” Agreement number:                 ) in                   .. Now, a “Service Agreement” is signed between Party B and Party A for the specific technical services provided by Party B to Party A. This Service Agreement is an integral part of the Framework Agreement and has the same legal effect as the Framework Agreement. Both parties shall comply with all terms and conditions of the Framework Agreement and the Service Agreement.

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Technical Services Agreement

1. Services Scope

1.1	Party B shall provide the following technical services to Party A:

No	System Module	Description	One-time Installation Fee (HKD)	Monthly Fee (HKD)
Standard Function Module
1	HUNDSUN HK Stock Securities Trading Management System (No of Customers： 10000)

Hong Kong Stock Trading, including standard trading functions, supporting cash and margin;

Support front-end order supplement;

Support exchange standard order types;

Support GTD, GTC and other special orders;

Support batch order placement and batch cancellation types;

Support automatic splitting of orders and odd lot trading;

Support customizable interface combination;

Support personal multi-currency and multi-market purchasing power mixed use;

Support standard company basic indicator risk control and personal standard risk control;

New broker order module HOET (22 users);

Hong Kong Securities settlement, including standard settlement functions;

Multi-currency and multi-market settlement functions;

No limit on the number of on-exchange settlement users; Support multiple commission calculations;

Support bank-securities transfer function; Including Manual Trade function;

Support global market back-end order supplement function;

Support e-IPO function;

Support automated Hong Kong Stocks corporate actions.

2	2FA Authentication	The default authentication scheme is software token authentication. If the SMS authentication scheme is used, integration with a third-party SMS platform is required.
3	Internet Standard Interface	API interface, including integration with a peripheral trading system
4	Real-time Trading Mode in Foreign Markets	FIX Out forwarding protocol. Integration with an upstream partner (such as for US Stocks) including trading in Philip Securities Pre-IPO, US Stocks, and China Connect Markets.

Note:

1.	The above includes software usage, business support, and software operation and maintenance services, but does not include HKEX market data authorization, network lines, and the purchase and use of equipment. It does not include the leased line fees for physical connections between HUNDSUN Cloud and the broker’s data center, office, upstream partner, or third parties (unless HUNDSUN leased line service is purchased), and does not include disaster recovery cloud services.

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Technical Services Agreement

2.Responsibilities and Scope of Work

2.1	Party B shall provide the aforementioned technical services, and the responsibilities and scope of work of both parties are as follows：

Scope of work	Description	Responsible Party
Hardware, Data Center and Network	conducting regular inspections and monitoring of hardware servers, data center environments, and basic networks, conducting comprehensive system inspections on a regular basis, and handling any abnormalities and malfunctions	Party B
System Operation platform	conducting regular inspections and monitoring of operating system software, database software, and middleware software, conducting comprehensive system inspections on a regular basis, and handling any abnormalities and malfunctions, including system upgrades and virus prevention.	Party B
System	system change testing and deployment, daily operation and maintenance monitoring and inspections, fault and emergency handling, demand management, and system performance, capacity, and availability management in relation to the system.	Party B
Business Operations	conducting various tests related to the system, such as trading tests, interface tests, and so on, in relation to business operations	Party A

3. Fees

3.1	The technical service fees payable to Party B shall consist of a one-time fee and monthly service fees

3.2	The fees are as follows：

●	One-time fee:

●	Monthly service fee:

●	Total service fee: HKD 1,704,000 (in words: One million seven hundred and four thousand Hong Kong dollars).

3.3	The fee standards specified in this clause are only applicable to the work listed in the service content. If Party A requests to expand the scope of services or if Party A changes the agreed-upon service content, resulting in Party B having to repeat the service, Party B will need to re-evaluate the above fee structure, supplement or sign a separate service agreement

3.4	Payment Method

●	Party A shall pay the one-time fee in full after the signing of the contract, and the monthly service fee shall be settled by Party A every three months.

●	Party A shall pay Party B the full amount of the one-time fee and the monthly service fee for the first settlement period, within 10 natural days after the signing of this Service Agreement.

●	In the subsequent monthly service fees, Party A shall pay Party B the monthly service fees for the current settlement period within 10 natural days after the beginning of each settlement period, for this settlement period.

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Technical Services Agreement

4. Project Milestones

Task Name	Estimated Time	Responsible Party
Cloud Platform Server and Network Activation	1th January 2021	Party B
Go-live	1st June 2021	Both Parties

4.1	The above milestones require joint efforts from both parties to complete. The milestones shall not be treated as a commitment or condition for Party B’s delivery, and the actual Go-live time shall prevail.

4.2	After the service is launched, Party A shall provide written confirmation within 5 working days after Party B issues a confirmation notice and sign the acceptance report by the project manager agreed upon in advance. If Party A fails to confirm or raise written objections within the specified period, it shall be deemed that the service has been launched as required.

5. Operation and Maintenance Services

5.1	Operation and maintenance services period：“7x24 hours”

5.2	The fees standards for special maintenance described in the framework service are as follows: if Party A requests Party B to provide special maintenance within the service period, Party A shall pay maintenance fees based on the actual workload invested by Party B. The maintenance fees shall be settled and paid together with the monthly service fee settlement cycle:

a)	Fee standard for on-site technical support on Hong Kong legal working days is 5000HKD/person/day;

b)	Fee standard for on-site technical support on non-Hong Kong legal working days is 8000HKD/person/day

c)	Fee standard for remote technical support on non-Hong Kong legal working days is 2000HKD/person/day

6. Others

6.1	This Service Agreement shall come into effect upon being signed and sealed by both parties, and the service period shall be 2 years, from January 11, 2021 to January 10, 2023. If the actual launch time of the software is later than the agreed-upon start date of the service period, the service period shall be calculated starting from the actual launch time. The monthly service fee settlement cycle shall be consistent with the service period.

6.2	Unless either party provides written notice to the other party at least 90 days prior to the expiration of the service period that it will not renew this Service Agreement, this Service Agreement shall automatically renew for one year, and so on. If the Framework Agreement has been determined not to be renewed or will be terminated in advance, and the renewal of this Service Agreement will exceed the validity period of the Framework Agreement, this Service Agreement shall be deemed not to be automatically renewed. If the renewal involves changes in service fees or service content, both parties may sign a separate supplementary agreement.

6.3	If it is necessary to terminate this Service Agreement in advance, both parties shall negotiate and determine together, or one party shall provide the other party with at least 90 days’ advance notice. Party A shall pay all fees under the Service Agreement in a lump sum.

6.4	This Service Agreement is made in four copies, with each party holding two copies, all of which have equal legal effect.

6.5	This Service Agreement is an integral part of the Framework Agreement and has the same legal effect as the Framework Agreement. Matters not agreed upon in this Service Agreement shall be governed by the terms of the Framework Agreement. In case of any conflict between this Service Agreement and the Framework Agreement, the provisions of this Service Agreement shall prevail.

6.6	Both parties confirm that the personnel who signed on this agreement and related documents have obtained legal authorization from their respective parties, and the signatures of the authorized personnel on the aforementioned documents have the effect confirmed by the authorizing party.

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Technical Services Agreement

Signing Page：

Party A	Name	Solomon JFZ (Asia) Holdings Ltd （Seal/Signature）
	Legal Representative	（Seal/Signature）	Authorized Person	（Seal/Signature）
	Contact Person	（Seal/Signature）
Correspondence Address
	Phone		email
Bank
Account
Party B	Name	Hundsun Ayers Technology Ltd （Seal/Signature）
	Legal Representative	(Seal/Signature）	Authorized Person	(Seal/Signature）
	Contact Person	(Seal/Signature）
Correspondence Address
	Phone		email
Bank
Account

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